Exhibit 28 (h)(4)(b) under Form N-1A
Exhibit 10 under Item 601/Reg. S-K

October 15, 2021

State Street Bank and Trust Company
1 Lincoln Street
Boston, MA 02111

Attention: Stefanie Mansfield, Managing Director

Re:	Each Federated Hermes exchange traded fund identified on Attachment A hereto (each, a “Federated Hermes ETF Fund”)

Stefanie:

Please be advised that each Federated Hermes ETF Fund has been incorporated and registered as a management investment company under the Investment Company Act of 1940, as amended.

In accordance with Sections 1.A. and 1.B of the Financial Administration and Accounting Services Agreement dated as of March 1, 2011 (as amended, the “Agreement”) between each management investment company identified on Exhibit A thereto and State Street Bank and Trust Company (“State Street”) each undersigned Federated Hermes ETF Fund hereby requests that State Street act as the Financial Administrator and Accounting Agent for the Federated Hermes ETF Funds as a “Trust” under the terms of the Agreement. In connection with such request, each undersigned Federated Hermes ETF Fund hereby confirms to you, as of the date hereof, the representations and warranties set forth in Section II.B of the Agreement. An updated Exhibit A to the Agreement reflecting this addition is attached.

Kindly indicate your acceptance of the foregoing by executing this letter agreement and returning a copy to us.

Sincerely,

EACH OF THE INVESTMENT COMPANIES LISTED ON ATTACHMENT A HERETO

By:
Name:	Lori A. Hensler
Title:	Treasurer

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:
Name:	Stefanie B. Mansfield
Title:	Managing Director, Global Relationship Management

Effective Date: October 15, 2021

Attachment A

Federated Hermes ETF Funds

Federated Hermes ETF Trust and each series thereof, including: Federated Hermes Short-Term Corporate ETF Federated Hermes Short-Term High Yield ETF

EXHIBIT A

TO

FINANCIAL ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT DATED MARCH 1, 2011

(Updated as of October 15, 2021

MANAGEMENT INVESTMENT COMPANIES REGISTERED WITH THE SEC AND PORTFOLIOS THEREOF, IF ANY

Federated Hermes Equity Income Fund, Inc.

Federated Hermes Global Allocation Fund

Federated Hermes Government Income Securities, Inc.

Federated Hermes Adjustable Rate Securities Trust:

Federated Hermes Adjustable Rate Fund

Federated Hermes Government Income Trust:

Federated Hermes Government Income Fund

Federated Hermes High Income Bond Fund, Inc.

Federated Hermes Total Return Government Bond Fund

Federated Hermes Short-Term Government Trust:

Federated Hermes Short-Term Government Fund

Federated Hermes Short-Intermediate Government Trust:

Federated Hermes Short-Intermediate Government Fund

Federated Hermes Core Trust:

Bank Loan Core Fund

Mortgage Core Fund

High Yield Bond Core Fund

Emerging Markets Core Fund

Federated Hermes Core Trust III:

Project and Trade Finance Core Fund

Federated Hermes Equity Funds:

Federated Hermes Clover Small Value Fund

Federated Hermes Kaufmann Fund

Federated Hermes Kaufmann Large Cap Fund

Federated Hermes Kaufmann Small Cap Fund

Federated Hermes MDT Mid Cap Growth Fund

Federated Hermes Prudent Bear Fund

Federated Hermes Fixed Income Securities, Inc.:

Federated Hermes Strategic Income Fund

Federated Hermes High Yield Trust:

Federated Hermes Equity Advantage Fund

Federated Hermes Opportunistic High Yield Bond Fund

Federated Hermes Income Securities Trust:

Federated Hermes Capital Income Fund

Federated Hermes Floating Rate Strategic Income Fund

Federated Hermes Fund for U.S. Government Securities

Federated Hermes Intermediate Corporate Bond Fund

Federated Hermes Real Return Bond Fund

Federated Hermes Short-Term Income Fund

Federated Hermes Institutional Trust:

Federated Hermes Government Ultra Short Fund

Federated Hermes Institutional High Yield Bond Fund

Federated Hermes Short-Intermediate Total Return Bond Fund

Federated Hermes Insurance Series:

Federated Hermes Fund for U.S. Government Securities II

Federated Hermes High Income Bond Fund II

Federated Hermes Kaufmann Fund II

Federated Hermes Managed Volatility Fund II

Federated Hermes Government Money Fund II

Federated Hermes Quality Bond Fund II

Federated Hermes Investment Series Funds, Inc.:

Federated Hermes Corporate Bond Fund

Federated Hermes Managed Pool Series:

Federated Hermes Corporate Bond Strategy Portfolio

Federated Hermes High-Yield Strategy Portfolio

Federated Hermes Mortgage Strategy Portfolio

Federated Hermes MDT Series:

Federated Hermes MDT All Cap Core Fund

Federated Hermes MDT Balanced Fund

Federated Hermes MDT Large Cap Growth Fund

Federated Hermes MDT Small Cap Growth Fund

Federated Hermes MDT Small Cap Core Fund

Federated Hermes Project and Trade Finance Tender Fund

Federated Hermes Total Return Series, Inc.:

Federated Hermes Select Total Return Bond Fund

Federated Hermes Total Return Bond Fund

Federated Hermes Ultrashort Bond Fund

Federated Hermes Money Market Obligations Trust:

Federated Hermes California Municipal Cash Trust

Federated Hermes Georgia Municipal Cash Trust

Federated Hermes Government Obligations Fund

Federated Hermes Massachusetts Municipal Cash Trust

Federated Hermes Institutional Money Market Management

Federated Hermes Municipal Obligations Fund

Federated Hermes New York Municipal Cash Trust

Federated Hermes Pennsylvania Municipal Cash Trust

Federated Hermes Prime Cash Obligations Fund

Federated Hermes Institutional Prime Obligations Fund

Federated Hermes Institutional Prime Value Obligations Fund

Federated Hermes Tax-Free Obligations Fund

Federated Hermes Institutional Tax-Free Cash Trust

Federated Hermes Treasury Obligations Fund

Federated Hermes Trust for U.S. Treasury Obligations

Federated Hermes Virginia Municipal Cash Trust

Federated Hermes ETF Funds

Federated Hermes ETF Trust:

Federated Hermes Short-Term Corporate ETF

Federated Hermes Short-Term High Yield ETF